Exhibit 10.5

(As of July 24, 2015)

HCBF Holding Company, Inc.

Amended and Restated 2010 STOCK INCENTIVE PLAN

ARTICLE 1

GENERAL PROVISIONS

1.1          Purpose.

The 2010 Stock Incentive Plan (the “Plan”) of HCBF Holding Company, Inc. (the “Corporation”) is adopted for the following purposes: (1) to closely associate the interests of certain Key Persons (as hereinafter defined) with the interests of the Corporation’s shareholders; (2) to encourage the Key Persons to focus on the growth and development of the Corporation, as reflected in increased shareholder value; (3) to maintain competitive compensation levels; and (4) to provide an incentive for the Key Persons to maintain association or employment with the Corporation so that the Corporation may retain the services of the most highly qualified individuals in high level managerial capacities.

1.2          Administration.

(a)          The Plan shall be administered by the Board of Directors of the Corporation, unless and to the extent such Board delegates any of such functions to the Compensation Committee of the Corporation (in either case, the “Administrator”) as that term is defined in and as constituted from time to time in accordance with the Bylaws of the Corporation.

(b)          The Administrator shall have the authority, in its sole discretion and from time to time to:

(i)          designate the individuals or classes of individuals eligible to participate in the Plan;

(ii)         grant awards provided in the Plan in such form and amount as the Administrator shall determine;

(iii)        impose such limitations, restrictions and conditions upon any such award as the Administrator shall determine;

(iv)        interpret the Plan, and adopt, amend, and rescind rules and regulations relating to the Plan, and

(v)         make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan.

(c)          The Administrator may select one of its members as its chair, and shall hold meetings at such time and places as it may determine. Acts approved by the vote of a majority of the members of the Administrator, or acts reduced to or approved in writing by a majority of the members of the Administrator, shall be the valid acts of the Administrator.

(d)          The Administrator’s interpretation of the Plan or any Awards granted pursuant thereto and all decisions and determinations by the Administrator with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Administrator.

1.3          Eligibility for Participation.

Only Key Persons shall be eligible for participation in the Plan. For purposes of the Plan, “Key Persons” shall be individuals selected by the Administrator for grants of Awards under this Plan.

1.4          Types of Awards Under Plan.

Awards that are available under the Plan shall be as follows:

(a)          Nonqualified Stock Options (as described in Article 3);

(b)          Incentive Stock Options (as described in Article 4); or

(c)          Any combination of the foregoing Awards.

1.5          Aggregate Limitation on Awards.

(a)          Subject to adjustment for the Excluded Share Issuances (as defined below), shares of stock which may be the subject of Awards issued under the Plan shall be authorized and unissued or treasury shares of the Common Stock of the Corporation. Except as otherwise provided in this Section 1.5, the maximum number of shares of Common Stock which may be the subject of Awards issued under the Plan (the “Aggregate Limitation”) shall be equal to ten percent (10%) of the Common Stock issued and outstanding from time to time as a result of issuances of Common Stock by the Company in connection with the greater of: (i) the first $350 million of aggregate paid-in capital of the Company or (ii) the amount of aggregate paid-in capital of the Company pursuant to capital commitments accepted by the Company as of September 30, 2010 (the greater of (i) and (ii), the “Paid-In Capital Threshold”); provided, however, that the maximum number of shares of Common Stock which may be the subject of Incentive Stock Options shall be equal to ten percent (10%) of the issued and outstanding Common Stock as of the date this Plan is adopted by the Board; and provided further, that if there shall be a prospective reduction in the outstanding Common Stock other than in connection with an event to which Section 5.11 applies (such as a reverse stock split), any previously issued Awards shall remain valid and exercisable in Common Stock notwithstanding that Common Stock subsequently issued pursuant to the prior Awards may exceed such limit. The Aggregate Limitation shall be increased from time to time as and when such shares of Common Stock are issued and additional capital is paid into the Company up to, but not in excess of, the Paid-In Capital Threshold. For avoidance of doubt, the Aggregate Limitation shall not be increased (and outstanding Awards shall be subject to dilution) upon (i) the issuance of Common Stock as a result of the exercise of any Awards granted by the Company, (ii) mergers, acquisitions and similar transactions in which Common Stock (or instruments convertible into Common Stock) is

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used as consideration, or (iii) other events that do not result in an increase in the Aggregate Limitation (each of (i), (ii) and (iii), an “Excluded Share Issuance”), whether any such Excluded Share Issuance occurs prior to or after the date on which the Paid-In Capital Threshold has been met.

(b)          If the Institutional Investors realize a cash-on-cash internal rate of return (“IRR”) on the capital they have invested in the Corporation in an amount equal to or exceeding eight percent (8%) per annum, compounded annually, as a result of a Liquidity Event, then the Aggregate Limitation shall automatically be deemed increased from ten percent (10%) to twelve percent (12%) of the Paid-In Capital Threshold (determined as aforesaid) as in effect immediately prior to the consummation of such Liquidity Event calculated on a fully-diluted basis, and the Administrator shall take whatever acts are deemed necessary in order to effectuate such increase immediately prior to the consummation of the Liquidity Event. Such additional amount of Awards shall be fully granted by the Administrator (and allocated as the Administrator deems appropriate) immediately prior to the consummation of the Liquidity Event either in the form of grants of additional Awards of Nonqualified Stock Options having an exercise price equal to Ten Dollars ($10.00) per share of Common Stock (“Initial Exercise Price”), or, in the alternative, grants to the recipients (whether within, to the extent permissible, or outside of this Plan) of cash compensation, restricted stock or an alternative form of compensation deemed appropriate by the Administrator, provided that any such alternative to Common Stock shall have the economic equivalent of the differential between the Initial Exercise Price and the Fair Market Value of the Common Stock as reflected in the terms of such Liquidity Event; and provided further that any such award or instrument shall be structured to comply with Section 409A of the Code. For the purposes of this Section 1.5(b), the IRR shall be calculated inclusive of the dilution resulting from the additional benefits granted pursuant to this Section 1.5(b), and, in the event of an underwritten public offering by the Corporation, shall be calculated based on the assumption that the Institutional Investors were permitted to sell all of their Common Stock through such public offering at the price per share offered in such public offering.

(c)          For purposes of calculating the maximum number of shares of Common Stock remaining to be issued under the Plan, all the shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when cash is used as full payment for the shares issued for any Award.

(d)          If any Award granted under the Plan terminates for any reason without being wholly exercised, then the Administrator shall have the discretion to grant new Awards to Participants covering the number of shares of Common Stock to which such Awards related.

1.6          Effective Date and Term of Plan.

(a)          The Plan shall be effective on the date it is adopted by the Board. If the shareholders of the Corporation shall not approve the Plan within 12 months after the Board's adoption of the Plan, any Stock Options granted under the Plan by the Board shall be and remain valid, issued and outstanding Stock Options but shall be treated as Nonqualified Stock Options.

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(b)          No Awards shall be made under the Plan after the ten (10) year anniversary of the effective date of the Plan; provided, however, that the Plan and all Awards made under the Plan prior to such date shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

ARTICLE 2

Definitions

The following definitions shall be applicable throughout the Plan.

2.1          “Administrator” shall have the meaning set forth in Section 1.2(a) of the Plan.

2.2          “Award” shall mean, individually or collectively, any Incentive Stock Option or Nonqualified Stock Option granted to a Participant pursuant to the terms of the Plan.

2.3          “Award Period” shall mean the Incentive Stock Option Period or the Nonqualified Stock Option Period, as applicable.

2.4          “Board” or “Board of Directors” shall mean the Board of Directors of the Corporation.

2.5          “Change in Control” shall, unless the Administrator otherwise directs by resolution adopted prior thereto, be deemed to occur if (i) any “person” (as that term is used in Sections 13 and 14(d)(2) of the Exchange Act (as defined herein) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors; or (ii) during any period of twelve (12) consecutive months, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Corporation’s shareholders of each new Director was approved by a vote of at least three-quarters (3/4) of the Directors then still in office who were Directors at the beginning of the period or the election or nomination for election was previously so approved, or who are approved or elected by or on behalf of shareholders pursuant to the Company’s Articles of Incorporation (as the same may be amended or amended and restated from time to time in accordance with its terms).

2.6          “Code” shall mean the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

2.7          “Common Stock” shall mean the Common Stock of the Corporation, $0.001 par value per share.

2.8          “Corporation” shall mean HCBF Holding Company, Inc., a Florida corporation, and its successors.

2.9          “Director” shall mean a member of the Board of Directors.

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2.10       “Disability” shall have the meaning set forth in any written Employment Agreement between the Participant and the Corporation. If a Participant does not have a written Employment Agreement with the Corporation which defines “Disability,” then “Disability” shall mean as to such Participant his or her physical or mental incapacity resulting in such Participant being absent and unable to perform Participant’s duties for any consecutive three (3) month period, or for any six (6) non-consecutive months in any twelve (12) month period, as determined by the Administrator, which shall be deemed conclusive determination of disability. Notwithstanding the foregoing, in the case of any Incentive Stock Options, “Disability” shall be defined under Section 22(e)(3) of the Code.

2.11       “Effective Date” shall mean the date specified in Section 1.6.

2.12       “Employee” shall mean a statutory employee of the Corporation or any subsidiary thereof as defined in Code Section 1402(d).

2.13       “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.14       “Fair Market Value” shall have the following meaning:

(a)          Corporation’s Common Stock is Publicly Traded.

For purposes of the Plan, if the Corporation’s Common Stock is publicly traded at the time of determination, “Fair Market Value” as of any date and in respect of any share of Common Stock shall mean:

(i)          the average of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, or if no sales of Common Stock occur on the date in question, on the last preceding date on which there was a sale on such market, if the Common Stock is then traded on a national securities exchange; or

(ii)         the mean between the closing bid and ask prices last quoted by an established quotation service for over-the-counter securities, or if no sales of Common Stock occur on the date in question, on the last preceding date on which there was a sale on such market, if the Common Stock is not reported on a national securities exchange.

The above definition shall be interpreted consistent with Treas. Reg. §1.409A-1(b)(5)(iv)(A).

(b)          Corporation’s Common Stock is Not Publicly Traded.

For purposes of the Plan, if the Corporation’s Common Stock is not publicly traded at the time of determination, “Fair Market Value” as of any date and in respect of any share of Common Stock shall be deemed to be the fair value of the Common Stock as determined by the Administrator after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length.

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2.15       “Holder” shall mean a Participant who has been granted a Nonqualified Stock Option Award or an Incentive Stock Option Award.

2.16       “Incentive Stock Option” shall have the meaning set forth in Section 4.1.

2.17       “Incentive Stock Option Period” shall mean the period described in Section 4.6(a).

2.18       “Institutional Investors” shall mean the Board Seat Investors (as such term is defined in the Company’s Articles of Incorporation (as the same may be amended or amended and restated from time to time in accordance with its terms)).

2.19         “Key Persons” shall mean any Employee and shall also include any officers or Directors of the Corporation or any subsidiary thereof, whether or not the latter shall be an Employee of the Corporation.

2.20       “Liquidity Event” shall mean one or more of the following transactions for which proper approval is obtained from the Board and/or the shareholders of the Corporation, as applicable: (a) a Qualified Public Offering; (b) a merger or consolidation in which the Corporation is not the surviving entity and which constitutes a Change in Control; (c) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation; or (d) any reverse merger in which the Corporation is the surviving entity but which constitutes a Change in Control.

2.21       “Nonqualified Stock Option” shall mean an Option granted by the Administrator to a Participant under the Plan which is not designated by the Administrator as an Incentive Stock Option.

2.22       “Nonqualified Stock Option Period” shall mean the period described in Section 3.5(a).

2.23       “Option” shall mean a Nonqualified Stock Option or an Incentive Stock Option.

2.24       “Option Period” shall mean a Nonqualified Stock Option Period or an Incentive Stock Option Period.

2.25       “Option Price” shall mean the applicable Stock Option Price or Incentive Option Price.

2.26       “Participant” shall mean a Key Person who shall be granted an Award under the Plan.

2.27       “Performance Goals” shall mean the performance objectives of the Corporation, if any, during an Award Period specified by the Administrator for the purpose of determining whether, and to what extent, Awards will be earned for an Award Period.

2.28       “Plan” shall mean the 2010 Stock Incentive Plan of HCBF Holding Company, Inc.

2.29       “Qualified Public Offering” shall mean a best efforts commitment underwritten public offering of shares of common stock of the Company for cash pursuant to a Registration Statement or Registration Statements (i) pursuant to which at least fifteen percent (15%) of the Shares outstanding immediately following such offering are distributed to the public and there is

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established a listing on a national securities exchange for the Shares, and (ii) with aggregate gross proceeds of at least $75,000,000.

2.30       “Stock” shall mean the Common Stock or such other authorized shares of stock of the Corporation as the Board may from time to time authorize for use under the Plan.

2.31       “Valuation Date” shall mean the last day of an Award Period or the date of death of a Participant, as applicable.

ARTICLE 3

NONQUALIFIED STOCK OPTIONS

3.1         Award of Nonqualified Stock Options.

The Administrator may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Administrator may prescribe, grant to any Key Person one or more Options to purchase for cash or shares, the number of shares of Common Stock (“Nonqualified Stock Options”) allotted by the Administrator. The date a Nonqualified Stock Option is granted shall mean the date selected by the Administrator as of which the Administrator shall allot a specific number of shares to a Participant pursuant to the Plan and when the Participant has a legally binding right constituting the Nonqualified Stock Option; provided that the grant date may not be a date that occurs prior to the date the Administrator takes action to approve the Nonqualified Stock Option.

3.2         Nonqualified Stock Option Agreements.

Each Nonqualified Stock Option granted under the Plan shall be evidenced by an “Incentive Agreement” between the Corporation and the Holder of the Nonqualified Stock Option containing such provisions as may be determined by the Administrator, but shall be subject to the following terms and conditions.

(a)          Each Nonqualified Stock Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof, except as otherwise determined by the terms of the Incentive Agreement.

(b)          Each share of Common Stock purchased through the exercise of a Nonqualified Stock Option shall be paid for in full at the time of the exercise. Each Nonqualified Stock Option shall cease to be exercisable as to any share of Common Stock, at the earlier of: (i) the date the Holder purchases the share; or (ii) when the Nonqualified Stock Option lapses.

(c)          Nonqualified Stock Options shall not be assignable or transferable by the Holder except by (i) will or the laws of descent and distribution, or (ii) a domestic relations order, and shall be exercisable during the Holder’s lifetime only by him or her or his or her guardian or legal representative, but subject to termination as provided in Section 3.5.

(d)          Each Nonqualified Stock Option shall become exercisable by the Holder in accordance with the vesting schedule (if any) established by the Administrator for the Award.

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(e)          Each Incentive Agreement may contain an agreement that, upon demand by the Administrator for such a representation, the Holder shall deliver to the Administrator at the time of any exercise of a Nonqualified Stock Option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of a Nonqualified Stock Option shall be a condition precedent to the right of the Holder or such other person to purchase any shares. In the event certificates for Common Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Administrator may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

3.3         Nonqualified Stock Option Price.

The exercise price per share of Common Stock (the “Nonqualified Stock Option Price”) shall be set by the Administrator at the time of grant subject to the following: (i) the Nonqualified Stock Option Price shall never be less than the Fair Market Value of the underlying stock on the date the Nonqualified Stock Option is granted; (ii) the number of shares subject to the Nonqualified Stock Option Price must be fixed on the original date of grant; and (iii) the Nonqualified Stock Option Price may not include any additional feature for the deferral of compensation.

3.4         Manner of Exercise and Form of Payment.

(a)          Nonqualified Stock Options which have become exercisable may be exercised by delivery of a written notice of exercise (“Notice of Exercise”) to the Administrator accompanied by payment of the Nonqualified Stock Option Price. The Nonqualified Stock Option Price shall be payable in cash or such other means as set forth in the Incentive Agreement plus the amount (if any) of federal and/or other taxes which the Corporation may, in its judgment, be required to withhold with respect to an Award. If a Participant shall fail to pay the Nonqualified Stock Option Price at the time of exercise, the Nonqualified Stock Option(s) which are being exercised shall become null and void.

(b)          Notwithstanding Section 3.4(a), at the time the Notice of Exercise pertaining to the Nonqualified Stock Option is given to the Administrator with respect to the exercise of any Nonqualified Stock Option, if the Corporation’s shares of Common Stock are traded on a national securities exchange, a Participant may elect in writing to pay the Nonqualified Stock Option Price and any related withholding taxes through a broker-assisted “cashless” exercise established by the Corporation.

(c)          Any state or federal withholding taxes attributable to the portion of the Nonqualified Stock Option payable in cash shall be withheld from the cash that would otherwise be paid to the Participant hereunder.

3.5         Nonqualified Stock Option Period; Termination.

(a)          Each Nonqualified Stock Option shall be exercisable by the Holder in accordance with such terms as shall be established by the Administrator for the Nonqualified Stock Option,

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and unless a shorter period is provided by the Administrator or by another Section of the Plan, may be exercised during a period of ten (10) years from the date of grant thereof (the “Nonqualified Stock Option Period”). No Nonqualified Stock Option shall be exercisable after the expiration of its Nonqualified Stock Option Period.

(b)          For any Award granted before July 24, 2015, if the Holder dies within the Nonqualified Stock Option Period (or such other period as may have been established by the Administrator), any rights to the extent exercisable on the date of death may be exercised by the Holder’s estate, or by a person who acquires the right to exercise such Nonqualified Stock Option by bequest or inheritance or by reason of the death of the Holder, provided that such exercise occurs within both the Nonqualified Stock Option Period and six (6) months after the Holder’s death.

(c)          For any Award granted on or after July 24, 2015, if the Holder dies within the Nonqualified Stock Option Period (or such other period as may have been established by the Administrator), then (i) notwithstanding any vesting schedule provided by the Administrator with respect to an Award of Options, such Option shall become immediately exercisable with respect to one hundred percent (100%) of the shares subject to such Option, and (ii) any rights on the date of death may be exercised by the Holder’s estate, or by a person who acquires the right to exercise such Nonqualified Stock Option by bequest or inheritance or by reason of the death of the Holder, provided that such exercise occurs within both the Nonqualified Stock Option Period and six (6) months after the Holder’s death.

(d)          For any Award granted before July 24, 2015, if the Holder’s relationship as an Employee, officer or Director of the Corporation or a subsidiary thereof terminates by reason of Disability within the Nonqualified Stock Option Period (or such other period as may have been established by the Administrator), the Holder may, within six (6) months from the date of termination (or within such other period as determined by the Administrator), exercise any Nonqualified Stock Options to the extent such options are exercisable during such six (6) month period.

(e)          For any Award granted on or after July 24, 2015, if the Holder’s relationship as an Employee, officer or Director of the Corporation or a subsidiary thereof terminates by reason of Disability within the Nonqualified Stock Option Period (or such other period as may have been established by the Administrator), then (i) notwithstanding any vesting schedule provided by the Administrator with respect to an Award of Options, such Option shall become immediately exercisable with respect to one hundred percent (100%) of the shares subject to such Option, and (ii) any rights on the date of Disability may be exercised by the Holder or the Holders’ legal representative, conservator, or guardian; provided that such exercise occurs within both the Nonqualified Stock Option Period and six (6) months after the date of Disability.

(f)          If the Holder’s relationship as an Employee, officer or Director of the Corporation or any subsidiary thereof terminates for any reason other than death or Disability, (i) all unvested Nonqualified Stock Options shall, except as set forth in the Holder’s written Employment Agreement (if any) or Incentive Agreement or as otherwise determined by the Administrator at the time of the grant, terminate at the time of the termination of such relationship or employment, as the case may be, and (ii) the Holder may within ninety (90) days from the date of termination

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(or within such other period as determined by the Administrator), exercise any vested Nonqualified Stock Options to the extent such options are exercisable during such ninety (90) day period; however, if a Participant thereafter dies during such ninety (90) day period, the vested and exercisable portions of the Nonqualified Stock Options may be exercised for a period of six (6) months after the date of termination, but in no event later than the expiration of the Nonqualified Stock Option Period.

3.6         Effect of Exercise.

As soon as practicable after receipt of payment from a Participant, and if the shares of Common Stock are represented by certificates, the Corporation shall deliver to such Participant a certificate or certificates for such shares of Common Stock. The Participant shall become a shareholder of the Corporation with respect to Common Stock (whether or not represented by share certificates) so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder.

3.7         Order of Exercise.

Options granted under the Plan may be exercised in any order, regardless of the date of the grant or the existence of any other outstanding Nonqualified Stock Option awarded to the Participant.

ARTICLE 4

INCENTIVE STOCK OPTIONS

4.1         Award of Incentive Stock Options.

The Administrator may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Administrator may prescribe, grant to any Key Person who is an Employee one or more “incentive stock options” (intended to qualify as such under the provisions of Section 422 of the Code) (“Incentive Stock Options”) to purchase for cash or shares, the number of shares of Common Stock allotted by the Administrator. The date an Incentive Stock Option is granted shall mean the date selected by the Administrator as of which the Administrator allots a specific number of shares to a Participant pursuant to the Plan; provided that the grant date may not be a date that occurs prior to the date the Administrator takes action to approve the Incentive Stock Option.

4.2         Incentive Stock Option Agreements.

Each Incentive Stock Option granted under the Plan shall be evidenced by an “Incentive Agreement” between the Corporation and the Holder of the Incentive Stock Option, stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby and containing such other provisions as may be determined by the Administrator from time to time, but shall be subject to the following terms and conditions.

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(a)          Each Incentive Stock Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof, except as otherwise determined by the terms of the Incentive Stock Option Agreement.

(b)          Each share of Common Stock purchased through the exercise of an Incentive Stock Option shall be paid for in full at the time of the exercise. Each Incentive Stock Option shall cease to be exercisable, as to any share of Common Stock, at the earlier of: (i) the date the Holder purchases the share; or (ii) when the Incentive Stock Option lapses.

(c)          Incentive Stock Options shall not be assignable or transferable by the Holder except by (i) will or the laws of descent and distribution, or (ii) a domestic relations order, and shall be exercisable during the Holder’s lifetime only by him or her or his or her guardian or legal representative but subject to termination as provided in Section 4.6.

(d)          Each Incentive Stock Option shall become exercisable by the Holder in accordance with the vesting schedule (if any) established by the Administrator for the Award.

(e)          Each Incentive Agreement may contain an agreement that, upon demand by the Administrator for such a representation, the Holder shall deliver to the Administrator at the time of any exercise of an Incentive Stock Option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Incentive Stock Option shall be a condition precedent to the right of the Holder or such other person to purchase any shares. In the event certificates for Common Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Administrator may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

4.3         Incentive Stock Option Price.

The option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted.

4.4         Special Rule for Ten Percent Shareholder.

Notwithstanding Sections 4.2 and 4.3, if Incentive Stock Options are issued to an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation, then (a) the option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be at least one hundred and ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted; and (b) such option, by its terms, shall not be exercisable after the expiration of five (5) years from the date such option is granted.

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4.5         Maximum Amount of Incentive Stock Option Grant.

The aggregate Fair Market Value (determined on the date the option is granted) of Common Stock subject to an Incentive Stock Option granted to a Participant by the Administrator in any calendar year shall not exceed One Hundred Thousand Dollars ($100,000) (or such other amount set forth in section 422 of the Code) (the “ISO Limitation Amount”). To the extent the aggregate Fair Market Value (determined on the date the option is granted) of Common Stock for which Incentive Stock Options are exercisable for the first time during any calendar year (under all plans of the Corporation) exceeds the ISO Limitation Amount, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

4.6         Incentive Stock Option Period; Termination.

(a)          Each Incentive Stock Option shall be exercisable by the Holder in accordance with such terms as shall be established by the Administrator for the Incentive Stock Option, and, unless a shorter period is provided by the Administrator or by another section of the Plan, may be exercised during a period of ten (10) years from the date of grant thereof (the “Incentive Stock Option Period”). No Incentive Stock Option shall be exercisable after the expiration of its Incentive Stock Option Period.

(b)          For any Award granted before July 24, 2015, if the Holder dies within the Incentive Stock Option Period (or such shorter period as may have been established by the Administrator), any rights to the extent exercisable on the date of death may be exercised by the Holder’s estate, or by a person who acquires the right to exercise such Incentive Stock Option by bequest or inheritance or by reason of the death of the Holder, provided that such exercise occurs within both the Incentive Stock Option Period and six (6) months after the Holder’s death.

(c)          For any Award granted on or after July 24, 2015, if the Holder dies within the Incentive Stock Option Period (or such shorter period as may have been established by the Administrator), then (i) notwithstanding any vesting schedule provided by the Administrator with respect to an Award of Options, such Option shall become immediately exercisable with respect to one hundred percent (100%) of the shares subject to such Option, and (ii) any rights on the date of death may be exercised by the Holder’s estate, or by a person who acquires the right to exercise such Incentive Stock Option by bequest or inheritance or by reason of the death of the Holder; provided that such exercise occurs within both the Incentive Stock Option Period and six (6) months after the Holder’s death; and further provided, that to the extent that any acceleration of the time an Incentive Stock Option may first be exercised would cause the limitation provided in Section 4.5 to be exceeded, such Options shall be treated as Nonqualified Stock Options.

(d)          For any Award granted before July 24, 2015, if the Holder’s relationship as an Employee, officer or Director of the Corporation or a subsidiary thereof terminates by reason of Disability within the Incentive Stock Option Period (or such shorter period as may have been established by the Administrator), the Holder may, within six (6) months from the date of Disability termination (or within such other period as determined by the Administrator), exercise any Incentive Stock Options to the extent such options are exercisable during such six (6) month period (or such shorter period as determined by the Administrator).

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(e)          For any Award granted on or after July 24, 2015, if the Holder’s relationship as an Employee, officer or Director of the Corporation or a subsidiary thereof terminates by reason of Disability within the Incentive Stock Option Period (or such other period as may have been established by the Administrator), then (i) notwithstanding any vesting schedule provided by the Administrator with respect to an Award of Options, such Option shall become immediately exercisable with respect to one hundred percent (100%) of the shares subject to such Option, and (ii) any rights on the date of Disability may be exercised by the Holder or the Holders’ legal representative, conservator, or guardian; provided that such exercise occurs within both the Incentive Stock Option Period and six (6) months after the date of Disability; and further provided, that to the extent that any acceleration of the time an Incentive Stock Option may first be exercised would cause the limitation provided in Section 4.5 to be exceeded, such Options shall be treated as Nonqualified Stock Options.

(f)          Notwithstanding the foregoing, the tax treatment available pursuant to Section 422 of the Code upon the exercise of an Incentive Stock Option will not be available to a Holder who exercises any Incentive Stock Options more than (i) twelve (12) months after the date of termination of employment due to Disability or (ii) three (3) months after the date of termination of employment due to death.

(g)          For any Award granted before July 24, 2015, if the Holder’s employment or relationship as an Employee, officer or Director of the Corporation or a subsidiary thereof terminates for any reason other than death or Disability, (i) all unvested Incentive Stock Options shall, except as set forth in the Holder’s Incentive Agreement or as otherwise determined by the Administrator at the time of the grant, terminate at the time of the termination of such relationship, and (ii) the Holder may within ninety (90) days from the date of termination (or within such other period as determined by the Administrator), exercise any vested Incentive Stock Options to the extent such options are exercisable during such ninety (90) day period.

(h)          For any Award granted on or after July 24, 2015, if the Holder’s employment or relationship as an Employee, officer or Director of the Corporation or a subsidiary thereof terminates for any reason other than death or Disability, (i) all unvested Incentive Stock Options shall, except as set forth in the Holder’s Incentive Agreement or as otherwise determined by the Administrator at the time of the grant, terminate at the time of the termination of such relationship, and (ii) the Holder may within ninety (90) days from the date of termination (or within such other period as determined by the Administrator), exercise any vested Incentive Stock Options to the extent such options are exercisable during such ninety (90) day period; however, if a Participant thereafter dies during such ninety (90) day period, the vested and exercisable portions of the Incentive Stock Options may be exercised for a period of six (6) months after the date of termination, but in no event later than the expiration of the Incentive Stock Option Period.

4.7         Notice of Disposition.

Participants shall give prompt notice to the Administrator of any disposition of Common Stock acquired upon exercise of an Incentive Stock Option if such disposition occurs within either two (2) years after the date of the grant of such Incentive Stock Option and/or one (1) year after the receipt of such Common Stock by the Holder.

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4.8         Applicability of Nonqualified Stock Options Sections.

Sections 3.4 (Manner of Exercise and Form of Payment), 3.6 (Effect of Exercise) and 3.7 (Order of Exercise) applicable to Nonqualified Stock Options, shall apply equally to Incentive Stock Options. These sections are incorporated by reference in this Article 4 as though fully set forth herein.

ARTICLE 5

MISCELLANEOUS

5.1         General Restriction.

Each Award under the Plan shall be subject to the requirement that, if at any time the Administrator shall determine that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (b) the consent or approval of any government regulatory body, or (c) an agreement by the Participant with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issue or purchase of shares of Common Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Administrator.

5.2         Additional Provisions of an Award.

The award of any benefit under the Plan may also be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Administrator determines appropriate, including, without limitation, provisions to assist the Participant in financing the purchase of Common Stock through the exercise of Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares acquired under any form of benefit, provisions giving the Corporation the right to repurchase shares acquired under any form of benefit in the event the Participant elects to dispose of such shares, and provisions to comply with Federal and state securities laws and Federal and state income tax withholding requirements.

5.3         Restrictions on Transferability.

No Award under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. During the life of the recipient, such Award shall be exercisable only by such person or by such person’s guardian or legal representative. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. If any Participant or beneficiary hereunder shall become subject to a bankruptcy proceeding or attempt to anticipate, alienate, assign, pledge, sell, encumber or charge any right or benefit hereunder, then such right or benefit shall in the discretion of the Administrator cease. Such Awards shall thereupon become null and void.

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5.4         Withholding Taxes.

Notwithstanding any other provision of the Plan, the Corporation shall have the right in general and in addition to any other specific procedure for the payment of taxes attributable to any Award to deduct from all Awards, to the extent paid in cash, all federal, state or local taxes as required by law to be withheld with respect to such Awards and, in the case of Awards paid in Common Stock, the Holder or other person receiving such Common Stock may be required to pay to the Corporation prior to delivery of such stock, the amount of any such taxes which the Corporation is required to withhold, if any, with respect to such Common Stock. Subject in particular cases to the approval of the Administrator, the Corporation may accept shares of Common Stock of equivalent Fair Market Value in payment of such withholding tax obligations if the Holder of the Award elects to make payment in such manner at least six (6) months prior to the date such tax obligation is determined.

5.5         Employment Not Affected.

Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue to serve on the Board of the Corporation or the board of directors of a subsidiary thereof or in the employment of the Corporation or a subsidiary thereof or affect any right which the Corporation or a subsidiary thereof, or their respective shareholders, may have to terminate the relationship or employment of such Participant.

5.6         Payments to Persons Other than Participants.

If the Administrator shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Administrator so directs the Corporation, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Administrator to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Administrator and the Corporation therefor.

5.7         Non-Uniform Determinations.

The Administrator’s determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

5.8         Rights as a Shareholder.

Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of stock ownership in respect of shares of Common Stock which are subject to Options Awards hereunder until such shares have been issued to that person upon exercise of an Option according to its terms.

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5.9         Leaves of Absence.

The Administrator shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing, the Administrator shall be entitled to determine (a) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (b) the impact, if any, of any such leave of absence on awards under the Plan previously made to any recipient who takes such leave of absence.

5.10       Newly Eligible Employees.

The Administrator shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any person who becomes eligible to participate in the Plan or any portion thereof after the commencement of an Award or incentive period.

5.11       Adjustments.

Unless the Administrator specifically determines otherwise, Options and any agreements evidencing such Awards shall be subject to adjustment or substitution as to the number, price or if applicable, kind of a shares of stock or other consideration subject to such Awards or as otherwise determined by the Administrator to be equitable (a) in the event of changes in the outstanding Common Stock or in the capital structure of the Corporation, or of any other corporation whose performance is relevant to the attainment of Performance Goals hereunder, by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any such Award, or (b) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. In addition, unless the Administrator specifically determines otherwise, in the event of any such adjustments or substitution, the aggregate number of shares of Common Stock available under the Plan shall be appropriately adjusted by the Administrator, whose determination shall be conclusive. Any adjustment in Incentive Stock Options under this Section shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Corporation shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

5.12       Effect of Death or Disability.

For any Award granted on or after July 24, 2015, if the Participant’s relationship as an Employee, officer or Director of the Corporation or a subsidiary thereof terminates by reason of death or Disability, the Administrator shall (i) determine the extent to which Performance Goals with respect to each such Award Period have been met based upon such audited or unaudited financial information then available as it deems relevant, and (ii) cause to be paid to the

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Participant (or persons other than the Participant pursuant to Section 5.6) partial or full Awards with respect to Performance Goals for each such Award Period based upon the Administrator’s determination of the degree of attainment of Performance Goals.

5.13       Effect of Change in Control.

(a)          In the event of a Change in Control and notwithstanding any vesting schedule provided for hereunder or by the Administrator with respect to an Award of Options, such Option shall become immediately exercisable with respect to one hundred percent (100%) of the shares subject to such Option; provided, however, that to the extent that so accelerating the time an Incentive Stock Option may first be exercised would cause the limitation provided in Section 4.5 to be exceeded, such Options shall instead be treated as Nonqualified Stock Options.

(b)          In the event of a Change in Control, the Administrator shall (i) determine the extent to which Performance Goals with respect to each such Award Period have been met based upon such audited or unaudited financial information then available as it deems relevant, (ii) cause to be paid to each Participant partial or full Awards with respect to Performance Goals for each such Award Period based upon the Administrator’s determination of the degree of attainment of Performance Goals, and (iii) determine the effect of the Change in Control on all outstanding Awards, including, if so determined by the Administrator, causing all Awards outstanding at the time of the Change in Control to be cancelled in exchange for a cash payment equal to the positive amount (if any) of the Fair Market Value at the time of the Change in Control over the Option Price.

(c)          The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation. The Corporation agrees that it will make appropriate provisions for the preservation of a Participant’s rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

5.14       Funding.

Except as otherwise provided in the Plan, no provision of the Plan shall require the Corporation, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Corporation maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Holders shall have no rights under the Plan other than as unsecured general creditors of the Corporation, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

5.15       Reliance on Reports.

Each member of the Administrator shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any

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report made by the independent public accountant of the Corporation and upon any other information furnished in connection with the Plan by any person or persons other than himself or herself.

5.16       Relationship to Other Benefits.

No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Corporation except as otherwise specifically provided.

5.17       Expenses.

The expenses of administering the Plan shall be borne by the Corporation.

5.18       Titles and Headings.

The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

5.19       No Presumption.

The fact that this Agreement was prepared by counsel for the Corporation shall create no presumptions and specifically shall not cause any ambiguities to be construed against the Corporation.

5.20       Nonexclusivity of the Plan.

Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

5.21       No Liability of Administrator Members.

No member of the Administrator shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Administrator nor for any mistake of judgment made in good faith, and the Corporation shall defend, indemnify and hold harmless each member of the Administrator and each other employee, officer or Director of the Corporation to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation’s Articles of Incorporation or Bylaws, as a

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matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

5.22       Governing Law; Construction.

The validity and construction of the Plan and the instruments evidencing Awards under the Plan shall be governed by the laws of the State of Florida without regard to principles of conflicts of law. In construing the Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

5.23       Amendment of the Plan.

(a)          The Administrator may, without further action by the shareholders and without receiving further consideration from the Participants, amend this Plan or condition or modify awards under this Plan in response to changes in securities laws or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan.

(b)          The Administrator may at any time and from time to time terminate or modify or amend the Plan in any respect, except that, without shareholder approval, the Administrator may not materially amend the Plan, including, but not limited to, the following:

(i)          materially increase the number of shares of Common Stock to be issued under the Plan (other than pursuant to Sections 5.11 and 5.13);

(ii)         materially increase benefits to Participants, including any material change to (A) permit a re-pricing (or decrease in exercise price) of outstanding Options, (B) reduce the price at which Options may be offered, or (C) extend the duration of the Plan;

(iii)        materially expand the class of Participants eligible to participate in the Plan; and

(iv)        expand the types of Options or other awards provided under the Plan.

(c)          The termination or any modification or amendment of the Plan, except as provided in subsections (a) and (b), shall not, without the consent of a Participant, adversely affect his or her rights under an Award previously granted to him or her.

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